                       ZIM TECHNOLOGIES INTERNATIONAL INC.
                      INTERNATIONAL DISTRIBUTION AGREEMENT

This Agreement is made as of the   22          day of       November      ,2000,
                                 -------------        --------------------

BETWEEN:

                    ZIM TECHNOLOGIES INTERNATIONAL INC., a corporation incorporated under the laws of Canada and having its principal place of business at 20 Colonnade Road, Suite 200, Nepean, Ontario, Canada, K2E 7M6

                    (hereinafter "ZTI")

AND:

                    IGM/SP , a corporation incorporated under the laws of Netherlands and having its principal place of business at Postbus 92, Usselstein 3400AB, Netherlands
                    ------------------------------------------------------------


                    (hereinafter "Distributor")


WHEREAS ZTI has developed a range of proprietary computer software products;

AND WHEREAS Distributor markets and distributes various computer software products;

AND WHEREAS Distributor desires to be appointed a distributor of certain of ZTI's proprietary computer software products and to be granted a right to market and distribute such products to Distributor's customers and authorized sub-distributors within a defined territory, and ZTI is willing to make such an appointment and to grant such a right on the terms and subject to the conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the terms of this Agreement, ZTI and Distributor agree as follows:


1.       DEFINITIONS

         The following terms shall have the meanings set forth below:


"AGREEMENT" means this ZTI International Distribution Agreement, including all exhibits hereto;

"CUSTOMER" means any end user to whom Distributor or one of its Sub-distributors has distributed one or more of the Products pursuant to a ZTI Software License Agreement;

"DOCUMENTATION" means the user manuals and other documentation which ZTI generally provides to its customers together with the Software;

"PRODUCTS" means the Software together with the Documentation;

"PRODUCT MAINTENANCE" means Product maintenance and support under ZTI's "Mission Assistance Program" or "MAP", as more particularly described in Exhibit G hereto;

"SOFTWARE" means the computer software products listed in Exhibit A hereto, in the form delivered by ZTI to Distributor under this Agreement;

"SUB-DISTRIBUTOR" means a sub-distributor appointed and licensed by Distributor to market and distribute the Products;

"TERRITORY" means the geographical areas described in Exhibit B hereto;

"UPDATE" means any new release that maintains the same version number (ex. 5.x to 5.x) that ZTI may release from time to time with respect to any of the Products; and

"UPGRADE" means any new release that reflects a change in the version number (ex. 5.x to 6.0) that ZTI may release from time to time with respect to any of the Products; and

"ZTI SOFTWARE LICENSE AGREEMENT" means the end user software license agreement in Exhibit E hereto, as amended from time to time by ZTI in its sole discretion.

2.       APPOINTMENT OF DISTRIBUTOR AND GRANT OF LICENSE

(a)      Appointment and Grant:
         ----------------------

         In accordance with the terms and subject to the conditions of this Agreement, and with effect from the date first set forth above, ZTI hereby appoints Distributor as a distributor of the Products and, as such, grants to Distributor a limited, non-exclusive, non-transferable right:

         (i) to market the Products to potential Customers within the Territory;

         (ii) to distribute the Products to Customers within the Territory in accordance with the ZTI Software License Agreement;

         (iii) to provide maintenance and support to Customers in respect of the Products;

         (iv) to sub-license the rights described in clauses (i) to (iii) above to its Sub-Distributors.

(b)      No Transfer of Rights:
         ----------------------

         Distributor acknowledges and agrees that all right, title and interest in and to the Products, including all intellectual property rights therein, are vested in and shall remain vested in ZTI or its licensers. Nothing in this Agreement shall be construed as transferring ownership of any rights of ZTI or its licensers in the Products to Distributor or its Sub-Distributors.

(c)      General Restrictions on Rights:
         -------------------------------

         Except as specifically permitted herein, no right to modify, adapt, integrate, manufacture, copy, distribute, sell, rent, license, maintain or support the Products, in whole or in part, or to sub-license any of the rights set forth in clause (a), is hereby granted. Distributor shall not permit its Sub-Distributors to further sub-license any rights in the

Products, except to Customers pursuant to the terms and conditions of the ZTI Software License Agreement.

3.       ORDERS

(a)      Placement:
         ----------

         Distributor shall place orders in writing for Products and/or Product Maintenance directly with ZTI at the address set out in Section 30 of this Agreement. Each order shall specify the following information:

         (i) the name. The address, contact name, phone number, and fax number for each of the Customer, Sub-Distributor (if applicable) and Distributor shall be provided at ZTI's request.

         (ii) the type and quantities of Products and/or Product Maintenance ordered;

         (iii) the fee payable by Distributor to ZTI for each unit of Products and/ or Product Maintenance ordered;

         (iv) the configuration of the proposed systems on which the Software will be installed;

         (v)      the number of users authorized to have access to the Software;

         (vi)     a purchase order number; and

         (vii) the products licensed to Customer and the serial numbers of such Products for Product Maintenance orders.

(b)      Acceptance:
         -----------

         ZTI shall use its best efforts to respond to any order within fifteen
(15) days of the date of receipt; however, ZTI reserves the right to reject any order at any time. An order shall be deemed to be accepted upon the earlier of
(i) the date Distributor receives written acceptance of the order from an authorized representative of ZTI or (ii) the date ZTI ships the Product to Distributor. No order shall be binding upon ZTI prior to acceptance. Following acceptance by ZTI, an order shall be binding on Distributor and ZTI and subject to the terms and conditions of this Agreement.

4.       SPECIAL ORDERS FOR PRODUCTS

(a)      Distributor's Demonstration Copies of Products:
         -----------------------------------------------

         Distributor may order a single copy of any Product for the purposes of:

         (i)      demonstrating the Product to potential Customers;

         (ii) providing technical support to Customers in respect of the Product; and

         (iii) training its staff in the operation and technical support of the Product.

         The order, delivery and use of such demonstration copy by Distributor shall be subject to the terms and conditions of this Agreement and the ZTI Software License

Agreement, except that ZTI's list price for such demonstration copy shall be deemed to be a nil amount. Distributor shall not provide such demonstration copy or any copies thereof to any third party nor use the demonstration copy to create any new applications for its own commercial purposes not connected directly with the purposes of this Agreement.

(b)      Distributor's Copies of the Products for Other than Demonstration
         Purposes:
         ---------

         Distributor may also order any of the Products for its own commercial purposes not connected directly with the purposes of this Agreement. The order and delivery of such Products by Distributor shall be subject to the terms and conditions of this Agreement, and the product fees payable to ZTI in respect of such Products shall be calculated in accordance with Section 8(b) of this Agreement. The use of such Products by Distributor as end user shall be subject to the terms and conditions of the ZTI Software License Agreement.


5.       DELIVERY OF PRODUCTS

(a)      Shipment:
         --------

         Within seven (7) days of acceptance of an order for Products, ZTI shall ship the Products to Distributor at the address set out in Section 30 of this Agreement. Distributor shall be responsible for all shipping, handling and in-transit insurance costs for delivery of Products by ZTI to Distributor. All shipments of Products by ZTI to Distributor shall be F.O.B. Ottawa, Ontario, Canada, with shipping, handling and insurance charges prepaid and added to the invoice or charged directly to the Distributor's shipping account.

(b)      Risk of Loss:
         -------------

         ZTI shall have no liability to Distributor for any loss, damage or expense due to late delivery of any Products due to causes beyond ZTI's control. All risk of loss or damage to Products shall pass to Distributor upon delivery of Products to a common carrier at ZTI's distribution point in Ottawa, Ontario, Canada. The common carrier shall not be deemed to be an agent of ZTI.

(c)      Clearing Customs and Export/Import Permits:
         -------------------------------------------

         Distributor shall be responsible for (i) obtaining all permits required to import the Products into the Territory and to distribute the Products within the Territory, and (ii) clearing the Products through local customs upon arrival of the Products in the Territory. ZTI shall be responsible for obtaining all permits required to export the Products from Canada.

(d)      Inspection:
         -----------

         Distributor shall inspect the Products upon arrival in the Territory and shall immediately notify ZTI in writing of any damage to the Products or any discrepancy between the Products received and the shipping documents. Distributor shall retain any damaged Products in the original packaging for inspection by ZTI or its agent or insurer. Any insurable claim not reported to ZTI in writing within fifteen (15) days after arrival may be denied.

6.       OBLIGATIONS OF DISTRIBUTOR

(a)      Best Efforts to Market Products:
         -------------------------------

         Distributor shall use its best efforts to promote the distribution of the Products throughout the Territory. If Distributor has appointed Sub-Distributors pursuant to the term and conditions of this Agreement, Distributor shall use its best efforts to ensure that each such Sub-Distributor promotes the distribution of the Products throughout that part of the Territory assigned to it.

(b)      Marketing Materials:
         --------------------

         Distributor shall use ZTI's marketing materials referred to in Section 7(a) herein. Subject to ZTI's prior written approval, Distributor shall be permitted to make copies of such marketing materials, provided Distributor's copies maintain the same or better quality as those provided by ZTI. Depending on availability, Distributor may purchase from ZTI copies of ZTI's marketing materials, in such quantities as required, at prices to be determined by ZTI in its sole discretion.

         Subject to ZTI's prior written approval, Distributor may, at its own expense, translate ZTI's marketing materials into the languages spoken in the Territory and make copies of such translations for distribution in the Territory. ZTI shall own all rights in any such translations. Distributor represents and warrants that any such translations shall be a complete and accurate translation of the English language version of the marketing materials provided to Distributor by ZTI. Distributor shall ensure that ZTI's copyright notice is affixed to all such translations and any copies thereof. In the event of any dispute among ZTI, Distributor or a Customer arising from the use of ZTI's marketing materials or any translations thereof, the English language version of such materials shall be referred to exclusively in the settlement of such dispute and shall prevail over any translations of such materials.

         Distributor and its Sub-Distributors shall have the right to incorporate into their own marketing materials excerpts from ZTI's marketing materials referred to in Section 7(a) herein, provided Distributor first submits English language specimens of the proposed materials to ZTI for written approval. Any marketing materials prepared by Distributor or its Sub-Distributors in respect of the Products shall acknowledge ZTI as being the owner and developer of the Products referred to therein. Notwithstanding the foregoing, any marketing materials prepared by Distributor or its Sub-Distributors for mass distribution, which make reference to the Products or to ZTI, shall be submitted to ZTI, in an English language version, for written approval prior to distribution.

(c)      Business Plan:
         --------------

         Distributor shall, on the effective date of this Agreement and at least ninety (90) days prior to the expiration of each twelve (12) month period of this Agreement, submit to ZTI a detailed business plan for the next calendar year in respect of distribution of the Products, which plan shall include, without limitation: projected licensing revenues and expenses; marketing and other efforts planned; and personnel to be assigned throughout that year to support Product marketing and distribution. The business plan also shall include the information described in Exhibit E to this Agreement. ZTI may make a reasonable request, from time to time, for an update to the business plan, and Distributor shall provide such update within ten (10) days of the date of such request.

(d)      Monthly Billing Report:
         -----------------------

         Distributor shall provide ZTI with a monthly billing report, which report shall include:

         (i) the revenue payable or paid to ZTI by Distributor in the subject month, on a per Product, per Sub-Distributor and per Customer basis;

         (ii) the revenue forecasted for the three (3) months immediately following the subject month, on a per Product basis; and

         (iii) any other information which may be required pursuant to Exhibit F hereto.

         Such reports shall be submitted to ZTI on the dates set out in Exhibit F and shall be substantially in the form set forth in the attachment to Exhibit F.

         In addition, Distributor shall, no later than the first (1st) day of June during each year of this Agreement, provide ZTI with a forecast of the Product maintenance and support fees payable by Distributor to ZTI for the period commencing on such date and ending the thirtieth first (30th) day of May in the following year.

(e)      Distributor to Use ZTI Software License Agreement:
         --------------------------------------------------

         Distributor and its Sub-Distributors approved by ZTI shall provide Products directly to Customers using the ZTI Software License Agreement set forth in Exhibit D to this Agreement. Distributor shall ensure that each Customer clearly acknowledges and agrees that it understands and accepts the terms and conditions of the ZTI Software License Agreement prior to delivery of the Products to such Customer. Distributor shall use its best efforts to ensure that each Customer complies with the terms and conditions of the ZTI Software License Agreement. Distributor shall notify ZTI immediately upon learning that any Customer has breached or potentially breached any of the terms and conditions of the ZTI Software License Agreement and shall provide reasonable assistance to ZTI in dealing with such breach, including any legal proceedings commenced by ZTI for seizure or injunctive relief.

         Distributor may, at its own expense, translate the ZTI Software License Agreement into the languages spoken in the Territory and make copies of such translations for distribution of the Products in the Territory. ZTI shall own all rights in any such translations. Distributor represents and warrants that any such translations shall be a complete and accurate translation of the ZTI Software License Agreement set forth in Exhibit D hereto. In the event of any dispute among ZTI, Distributor or a Customer concerning the permitted use of any Product, the English language version of the ZTI Software License Agreement shall be referred to exclusively in the settlement of such dispute and shall prevail over any translations of such agreement.

(f)      Contents of Sub-Distribution Agreements:
         ---------------------------------------

         Distributor agrees and shall ensure that the provisions of any sub-distribution agreement entered into between Distributor and a Sub-Distributor shall be no less onerous than the provisions contained in this Agreement in respect of:

         (i)      ZTI's proprietary and other rights in the Products;

         (ii)     confidentiality and non-disclosure of the Products;

         (iii)    marketing and distribution of the Products;

         (iv) provision of first line maintenance and support to Customers in respect of the Products;

         (v) participation in ZTI training sessions in respect of the operation, demonstration and technical support of the Products;

         (vi)     compliance with laws, rules and regulations;

         (vii) use of ZTI's trade-marks, trade name, corporate name and logos;

         (viii)   restrictions on representations and warranties;

         (ix)     limitation of ZTI's liability; and

         (x)      the effects of termination of this Agreement.

         In addition, such agreement shall provide that the Sub-Distributor shall keep records as will show in detail the number and type of Products distributed to and additional maintenance and support purchased by its Customers and will permit verification of fees due Distributor. Such agreement shall also provide that ZTI shall have the right to audit such Sub-Distributor records, which right shall be similar in form and content to that set out in Section 8(f) of this Agreement.

(g)      Provision of Updates to Customers:
         ----------------------------------

         From time to time ZTI will advise Distributor of the availability of Updates to the Products that are installed in the Territory. If requested by Distributor, ZTI shall provide Distributor with copies of such Updates. Distributor shall then distribute the Updates, at no charge, to those Customers who are entitled to maintenance and support of such Products. This paragraph shall not be interpreted to require ZTI to develop and release Updates or to customize Updates to satisfy the particular requirements of any Customer.

         The Updates shall not include any Software that ZTI decides, in its sole discretion, to make available generally as a separately priced release, Upgrade or option. ZTI may add any such release, Upgrade or option to the list of Products in Schedule A to this Agreement. The suggested retail price for each copy of such release, Upgrade or option shall be determined by ZTI in its sole discretion.

(h)      Provision of Maintenance and Support to Customers:
         --------------------------------------------------

         Distributor shall provide first line maintenance and support of Products delivered to its Customers, in accordance with Distributor's maintenance and support obligations set forth in Exhibit C. During the Warranty Period (as defined in Section 12(a) of this Agreement) in respect of any such Product, maintenance and support for that Product shall be provided by Distributor at no charge to Customer.

(i)      Additional Product Maintenance Available to Customers:
         ------------------------------------------------------

         Distributor and its Sub-Distributors shall offer Product Maintenance to all Customers to whom Products have been distributed.

(j)      Training of Distributor's Representatives:
         ------------------------------------------

         ZTI provides a maximum of three (3) days basic training to Distributor's personnel in respect of the marketing and servicing of the Products within the Territory. Unless otherwise agreed by ZTI, such training will be offered at facilities designated by ZTI and in accordance with a schedule to be determined by ZTI. At least one (1) of Distributor's sales, marketing and technical personnel shall participate in each of these training sessions, unless ZTI determines in respect of any particular training session that Distributor's participation is not required. Distributor shall be responsible for all travel, living and out-of-pocket expenses incurred by its personnel in attending at such training. ZTI shall be responsible for all other expenses associated with the conduct of such training.

         Distributor may request ZTI to provide additional training in respect of the Products. Subject to availability of training resources, ZTI will provide such additional training at locations and schedules mutually acceptable to the parties. The training shall be provided at ZTI's then current per diem rates; however, Distributor shall be responsible for all travel, living and out-of-pocket expenses incurred by its personnel in attending at such training.

7.       OBLIGATIONS OF ZTI

(a)      Marketing Materials:
         --------------------

         ZTI may prepare marketing and technical literature which may assist Distributor in its efforts to market the Products. ZTI agrees to provide to Distributor, at no charge, a reasonable number of copies, determined by ZTI in its sole discretion, of such marketing and technical literature. Upon the written request of Distributor, ZTI shall provide to Distributor additional copies of ZTI's marketing materials, in such quantities as required, at prices to be determined by ZTI in its sole discretion.

(b)      Provision of Maintenance and Support:
         -------------------------------------

         ZTI shall provide second line maintenance and support of the Products in accordance with ZTI's maintenance and support obligations set forth in Exhibit C.

(c)      Training of Distributor's Representatives:
         ------------------------------------------

         ZTI shall provide a maximum of three (3) days total of basic Product-related training to Distributor's sales, marketing and technical personnel in accordance with the provisions of Section 6 of this Agreement.

(d)      On-Site Visits:
         ---------------

         From time to time, ZTI may send to Distributor's facilities, at no charge to Distributor, certain of ZTI's marketing and service personnel to advise, consult and assist Distributor in the marketing and servicing of the Products. The parties shall schedule such visits at mutually acceptable times, subject to availability of ZTI personnel. ZTI shall be responsible for any and all travel, living and out-of-pocket expenses that its personnel may incur in connection with such visits. At Distributor's request, ZTI may provide unscheduled on-site technical support to Distributor. Unless agreed otherwise on a case-by-case basis, Distributor shall pay ZTI the current per diem ZTI rate and reimburse ZTI for all reasonable travel, living and out-of-pocket expenses that ZTI's personnel may incur in connection with such unscheduled on-site technical support.

8.       PAYMENT TERMS, TAXES AND AUDIT

(a)      ZTI's Suggested Retail Prices and Discounts:
         --------------------------------------------

         ZTI's suggested retail prices for the Products and for additional maintenance and support of the Products are set out in Exhibit A of this Agreement. The prices may be changed by ZTI, in its sole discretion, upon thirty (30) days prior written notice to Distributor and such changes shall be deemed to amend Exhibit A accordingly.

         Distributor's discounts for the Products and for additional maintenance and support of the Products are set out in Exhibit A.

(b)      Product Fees Payable by Distributor to ZTI:
         --------------------------------------------

         Subject to the provisions of Sections 4(b) and 8(i) of this Agreement, for each copy of a Product delivered by ZTI to Distributor pursuant to this Agreement, Distributor agrees to pay to ZTI a fee equal to:

A   x   [1 - B]

where: "A" is ZTI's suggested retail price for the Product in effect at the time the Product is licensed to the Customer; and

         "B" is the applicable discount (converted from a percentage to a decimal number) in Exhibit A.

         Each such fee shall be paid to ZTI by Distributor within thirty (30) days of the date on which ZTI invoices Distributor for such fee.

(c)      Product Maintenance Fees Payable by Distributor to ZTI:
         --------------------------------------------------------

         For each unit of Product Maintenance purchased by a Customer from Distributor or one of its Sub-Distributors, Distributor agrees to pay to ZTI a fee equal to:

C   x   [1 - D]

where: "C" is ZTI's suggested retail price for the unit of Product Maintenance in effect at the time the Product Maintenance is sold to the Customer; and

         "D" is the applicable discount (converted from a percentage to a decimal number) in Exhibit A.

         Each such fee shall be paid to ZTI by Distributor within thirty (30) days of the date on which Distributor invoices the Customer.

         ZTI agrees to provide Distributor with Product Maintenance in respect of all Products ordered by and delivered to Distributor pursuant to Section 4 of this Agreement ("In-House Products"). The annual flat fee for such services, regardless of the types and quantities of In-House Products ordered by Distributor shall be as set out in Exhibit A hereto. The first such annual flat fee shall be paid by Distributor to ZTI within thirty (30) days of the effective date of this Agreement. Payment of each annual flat fee also entitles Distributor to send two (2) of its personnel to attend at any of ZTI's Product user conferences held during the period to which such fee is applicable.

(d)      Transfer of Payment:
         --------------------

         All dollar amounts shown in this Agreement shall be deemed to be in United States Dollars, unless specified otherwise in writing by ZTI.

         All monies due ZTI hereunder shall be payable in United States Dollars, unless ZTI specifies otherwise in writing, and shall be paid by Distributor to ZTI by wire transfer to an account designated by ZTI, or by cheque made payable to ZTI at its current business address, or by direct deposit to an account designated by ZTI.

(e)      Interest and Overdue Payments:
         ------------------------------

         Distributor agrees to pay interest at the rate of one and one-half percent (1.5%) per month, being eighteen percent (18%) per annum, on any unpaid amounts from the date due to the date upon which the balance is discharged, such interest to accrue from day to day and be compounded on a monthly basis. If Distributor shall at any time be overdue on payments, then immediately upon notice from ZTI, ZTI may delay shipments of the Product, cancel outstanding orders or demand payments be prepaid until Distributor is current on all payments.

(f)      Records and Audit:
         ------------------

         Distributor shall maintain complete and accurate records of (i) its marketing and services activities under this Agreement, (ii) a current list of the Customers of the Products, (iii) the number and type of Products distributed to each Customer and the platforms on which the Products are installed, and (iv) additional maintenance and support purchased by each Customer. Such records shall permit verification of fees due ZTI hereunder and shall be open to inspection and available for copying by representatives of ZTI, including ZTI's independent certified public accountants, at all reasonable times and upon reasonable notice. The cost of such inspection shall be borne by ZTI, unless such inspection discovers underpayments for any calendar quarter in excess of five percent (5%) of the fees due ZTI for such quarter, in which case Distributor shall bear the cost of such inspection. ZTI shall provide Distributor with a copy of any report generated in respect of such inspection.

(g)      Taxes, Other Charges and Gross-Up:
         ----------------------------------

         Distributor agrees to pay all custom duties, excise taxes, assessments or other governmental taxes and charges which may be directly or indirectly imposed or based upon the distribution, transportation, delivery, use, or maintenance of the Products or may otherwise arise in connection with this Agreement. Any payments of fees required to be made to ZTI under this Agreement shall be net of all such taxes and charges.

         If any taxes shall be required by law to be deducted or withheld from any fee payable hereunder by Distributor to ZTI, Distributor shall, after making the required deduction or withholding, increase such fee payable as may be necessary to ensure that ZTI shall receive an amount equal to the fee it would have received had no such deduction or withholding been made.

(h)      No Price Restrictions:
         ----------------------

         Nothing in this Agreement shall be construed as restricting in any way the prices at which Distributor distributes the Products or maintenance and support of the Products to its Customers or Sub-Distributors.

(i)      Special Distribution Arrangements:
         ----------------------------------

         Distributor acknowledges and agrees that the applicable discount referred to in Section 8(b) of this Agreement shall apply only in situations in which the distribution of a Product is by Distributor to a Customer:

         (i)      in the Territory; or

         (ii) in a territory outside the Territory, but there is no other ZTI distributor assigned to that territory,

and such distribution is the result primarily of the marketing and sales efforts of Distributor and not the marketing and sales efforts of either ZTI or a third party.

         Whether the distribution of a Product inside or outside the Territory is or is not the result primarily of the marketing and sales efforts of Distributor shall be determined by ZTI in its sole discretion acting reasonably.


9.       COMPLIANCE WITH LAW AND PROHIBITION ON EXPORT

(a)      Compliance with Law:
         --------------------

         In performing its obligations under this Agreement, Distributor shall comply, and shall ensure its Sub-Distributors comply, with the laws, rules and regulations of the Territory in which activities of Distributor and its Sub-Distributors are to be performed and shall defend, indemnify and hold ZTI harmless from the Distributor's and its Sub-Distributors' failure to do so.

         Furthermore, if this Agreement, the relationship created hereby or the performance thereof, is determined by a court of competent jurisdiction to be contrary either (i) to the laws, rules, regulations of the Territory now or hereafter in effect, or (ii) to Distributor's representations and warranties set forth in this clause (a), ZTI may terminate this Agreement immediately without refund of any fees paid by Distributor to ZTI.

         In this regard, Distributor recognizes that ZTI is not fully familiar with the laws, rules, regulations, policies and customs of the Territory and has relied on the following representations made by the Distributor. Distributor hereby represents and warrants to ZTI that:

         (i) neither this Agreement, the relationship created hereby, nor the performance hereof, is contrary to the current laws, rules or regulations of the Territory or any jurisdiction within it; and

         (ii) it understands and agrees that ZTI will comply with any legal provision requiring disclosure, by affidavit or otherwise, of the identity of any payments made or to be made to Distributor.

(b)      Prohibition on Export:
         ----------------------

         Distributor shall ensure that neither it nor any of its Sub-Distributors will export, directly or indirectly, any Product, or any application created with the use of such Product, to any country:

         (i)      outside the Territory;

         (ii) inside the Territory, but designated by the laws of Canada as a prohibited destination; or

         (iii) inside the Territory, but for which an export or import permit or other permit is required, unless such permit has been obtained by Distributor and/or the applicable Customer.

10.      USE OF ZTI'S TRADE-MARKS, TRADE NAME, CORPORATE NAME AND LOGOS

(a)      Rights of ZTI:
         --------------

         Distributor hereby recognizes the exclusive right of ZTI in and to all the trade-marks, trade names, corporate name and logos of ZTI applied to the Products or otherwise used in ZTI's business (the "Marks"). No right in or license to any Mark is granted by or is to be inferred from any provision in this Agreement except as expressly provided herein. Distributor shall not take any action which jeopardizes ZTI's rights in the Marks. Distributor shall not register, directly or indirectly, any trade-marks, trade names, corporate names or logos which are identical to or confusingly similar to the Marks or any translations thereof. Distributor shall, upon ZTI's request, execute any instruments that may be required to register, maintain or renew the registration of any of the Marks in the Territory.

(b)      Use by Distributor:
         -------------------

         ZTI hereby grants to Distributor, and to each Sub-Distributor, the right to use ZTI's trade-marks, trade name, corporate name and logos applied to the Products, such use being solely for the purpose of promoting the marketing of the Products.

         Distributor agrees that it and its authorized Sub-Distributors shall not use, make reference to, or otherwise designate, either orally or in writing, ZTI's trade-marks, trade name, corporate name or logos except as they may be used for the benefit of ZTI in the marketing of the Products. ZTI's trade-marks, trade name, corporate name and logos, even though used for the benefit of ZTI, are not to be used by Distributor or its Sub-Distributors in printed materials without first submitting specimens of such materials to ZTI for written approval, which approval shall not be unreasonably withheld.

         Distributor shall leave in place, and shall ensure that its Sub-Distributors leave in place, any labels or other designations of ZTI's trade-marks, trade name, corporate name and logos on the Products and to leave in place any label or other designation indicating development and/or ownership of the Products by ZTI.

(c)      Notice of Trade-mark:
         ----------------------

         Distributor shall ensure that wherever Distributor or any of its Sub-Distributors is permitted to employ any trade-mark of ZTI in any form of printed material, a footnote shall be placed appropriately in such material which reads "Trademark of Zim Technologies Inc. used under license" or, in the case of registered trade-marks, "Registered Trademark of Zim Technologies Inc. used under license".

(d)      Infringement:
         -------------

         Distributor will immediately notify ZTI if Distributor learns of any potential or actual infringement of the Marks by a third party or that the use of the Marks within the Territory may infringe the proprietary rights of a third party. ZTI shall determine the steps to be taken in these circumstances, and Distributor shall take no steps without ZTI's prior written approval. Distributor shall provide ZTI with the assistance that ZTI may reasonably request in dealing with any potential or actual infringement.

(e)      No Implied Right:
         -----------------

         No right in or license to any copyright, trade-marks, trade name, corporate name and logos of ZTI is granted by or is to be inferred from any provision in this Agreement except as expressly provided herein.

11.      PROPRIETARY RIGHTS AND CONFIDENTIALITY/NON-DISCLOSURE

(a)      Proprietary Rights:
         -------------------

         Distributor acknowledges that all rights, title and interest in and to the Products, and other personal property, either tangible or intangible, that ZTI may furnish to Distributor pursuant to this Agreement, are vested in, and shall remain vested in, ZTI or its licensers, and Distributor shall have no title or right therein except as licensee hereunder. Distributor further agrees that all right, title and interest in any goodwill associated with the Products, including its components, shall endure to the sole benefit of ZTI.

         Distributor shall take no action which might impair or interfere with ZTI's rights in the Products, including, but not limited to, contesting the validity of such rights or seeking any trade-mark, copyright, patent or industrial design registration in any jurisdiction in respect of the Products.

(b)      Confidentiality and Non-Disclosure:
         -----------------------------------

         Distributor acknowledges that the Products contain trade secrets and confidential information of ZTI and/or its licensers. Distributor shall retain the Products in the strictest confidence and shall not disclose to any person, and shall cause its employees and agents not to disclose to any person, any confidential or proprietary information of ZTI, including the Software and the Documentation, or any other information provided to Distributor by ZTI.

         Without limiting the generality of the foregoing, Distributor shall take all steps consistent with the highest industry standards to prevent unauthorized use of or access to the Products. Should Distributor become aware that any of the Products has been wrongfully disclosed to a third party, Distributor will immediately inform ZTI about the circumstances leading to the disclosure known to Distributor and shall cooperate, as reasonably requested, in any investigation of such disclosure.

         The obligations in this Section 11 shall not apply to any information which, at or after the date of this Agreement, is:

         (i) information made available in the public domain other than by reason of acts or omissions of Distributor or its employees or agents;

         (ii) information obtained by Distributor from a third party entitled to disclose such information;

         (iii) information which Distributor can demonstrate was developed by Distributor independently of ZTI; or

         (iv) information required to be disclosed by operation of law, including an order of a court of competent jurisdiction.

(c)      Prohibition Against Duplication, Modification and Reverse Engineering:
         ----------------------------------------------------------------------

         To the extent prohibited by the laws of the Territory, Distributor shall not modify, revise, reverse engineer, decompile or disassemble the Software.

12.      WARRANTIES AND WARRANTY DISCLAIMER

(a) ZTI represents and warrants that Software delivered by Distributor or a Sub-Distributor to a Customer shall function substantially in accordance with the Documentation delivered with the Software, for a period of sixty (60) days from the date of such delivery (the "Warranty Period"). Distributor agrees that ZTI's entire liability for breach of this warranty shall be limited to providing Customer with a replacement copy of the Software that does function substantially in accordance with the Documentation delivered with the Software, provided Distributor or Customer gives ZTI written notice of the defective or inoperative Software during the Warranty Period. This warranty shall not apply if:

         (i) the Software is not used in accordance with ZTI's instructions;

         (ii) the Software has been altered or modified in any manner without the prior written consent of ZTI;

         (iii) the Software is defective or inoperative as a result of the malfunction of the Customer's computer equipment;

         (iv) the Software is used in combination with other software not provided by ZTI; or

         (v) any other cause within the control of the Distributor or the Customer which results in the Software becoming defective or inoperative.

(b) ZTI does not represent or warrant that the contents of the Documentation or the operation of the Programs will be error free or that the Software will meet the requirements of end users.

(c) All Updates are provided "AS IS", without any representation or warranty of any kind.

(d) EXCEPT AS EXPRESSLY PROVIDED in clause (a) immediately above and in Sections 14 and 25 of this Agreement, ZTI MAKES NO REPRESENTATIONS OR WARRANTIES OR COVENANTS, EITHER EXPRESS OR IMPLIED, IN RESPECT OF THE PRODUCTS, INCLUDING WITHOUT LIMITATION, STATUTORY OR IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED AND EXCLUDED

13.      LIMITATION OF LIABILITY

(a) Notwithstanding any other provision of this Agreement, ZTI's entire liability to Distributor for damages from any cause whatsoever, and regardless of the form of action or the cause of action, whether in contract or in tort, including negligence, and whether in the nature of a fundamental breach or a breach of a fundamental term, shall not exceed the amounts actually received by ZTI from Distributor pursuant to this Agreement at the time the cause of action arose.

(b) IN NO EVENT SHALL ZTI BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES OR LOSS TO

EQUIPMENT, LOSS OF PROFITS OR REVENUE, LOSS OF GOODWILL, INCREASED EXPENSES OF OPERATION, COST OF CAPITAL, OR THE CLAIMS OF THIRD PARTIES INCLUDING CUSTOMERS OF DISTRIBUTOR, HOWSOEVER CAUSED, EVEN IF ZTI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR SUCH DAMAGES ARE FORESEEABLE.

14.      INDEMNITIES

(a) ZTI represents and warrants to Distributor that ZTI has no knowledge of any person or business entity other than ZTI who may have any proprietary rights whatsoever in the Products, or if any such rights exist, ZTI has secured consent of the holder of such rights, or in any concept or idea or any predecessor thereof underlying or which is part of or which has been incorporated into the Products.

(b) ZTI agrees that it shall at all times during and after the term of this agreement indemnify and save harmless Distributor from and against any and all liabilities, damages, losses, claims, demands, and expenses (including reasonable legal fees) arising out of any claim by a third party in the Territory that Distributor's possession, use, licensing or marketing, or Customer's possession or use, of the Products infringes any Canadian or United States copyright or patent, provided that:

         (i) Distributor promptly notifies ZTI in writing of such claim and furnishes ZTI a copy thereof;

         (ii) ZTI has sole control over the investigation, litigation, and negotiation of such claim; and

         (iii) Distributor and/or its Customer cooperate fully in ZTI's defense of such claim.

         In the event of such claim of infringement, ZTI may, at its option and expense, procure for Distributor and its Customers the right to continue using the Software, modify the Software to make its use non-infringing or replace the Software with non-infringing software, failing which ZTI will refund to Distributor (i) a pro rata portion of the license fees paid by Distributor to ZTI hereunder for the Software, based on a deemed three (3) year license term and straight-line depreciation of the value of the Software from the date of delivery of the Software to Customer, and (ii) a pro rata portion of the fees paid by Distributor to ZTI for Product Maintenance for the period in which the claim has arisen, which refunds to Distributor shall be conditional upon Distributor first refunding to each of its Customers (i) a pro rata portion of the license fee paid by each Customer to Distributor for the Software, based on a deemed three (3) year license term and straight-line depreciation of the value of the Software from the date of delivery of the Software to Customer and (ii) a pro rata portion of the fee paid by each Customer to Distributor for Product Maintenance for the period in which the claim has arisen. ZTI shall have no liability for any claim of copyright or patent infringement based on the use or combination of the Software with non-ZTI programs or data if such infringement would have been avoided by the use or combination of the Software with other programs or data.

(c) Distributor agrees that it shall at all times during and after the term of this agreement indemnify and save harmless ZTI from and against any and all liabilities, damages, losses, claims, demands, and expenses (including reasonable legal fees) that ZTI may incur in respect of:

         (i) any negligent act or omission by, or willful misconduct of, Distributor's employees, agents or Sub-Distributors;

         (ii) any claim that Distributor's distribution or any other use, or Customer's use, of any product which is licensed by Distributor and coupled or combined with any of the Products, infringes any copyright, patent or other intellectual property right;

         (iii) any warranty, condition, representation, indemnity or guarantee granted by Distributor or provided by law with respect to the Products that is in addition to or in lieu of the limited warranties specified in Section 12 of this Agreement;

         (iv) any modification of or addition to the Products not approved in writing by ZTI;

         (v) any omission or inaccuracy in Distributor's advertisements or promotional materials related to the Products;

         (vi) any disclosure by Distributor or any of its Sub-Distributors to third parties of any trade secrets or confidential information of ZTI or its licensers in respect of the Products, or any other information made available by ZTI to Distributor pursuant to this Agreement; or

         (vii) Distributor's breach of this Agreement, including, without limitation, Distributor's failure to comply with Sections 9 and 10 hereof.

15.      TERM

         Subject to the provisions of Section 16 below, this Agreement shall become effective on the date set out on the first page hereof, and shall remain in effect for a period of two (2) years from such date. This Agreement shall automatically continue in force thereafter provided however that either party may terminate this Agreement at any time at or after the end of such two (2) year period, for any reason, upon thirty (30) days prior written notice to the other party.

16.      TERMINATION

(a) Subject to Sections 16(b) to 16(c) below, either party may terminate this Agreement if the other party is in default of any of its material obligations under this Agreement and such default is not remedied within thirty
(30) days written notice to the party in default from the party not in default.

(b) ZTI may terminate this Agreement immediately upon written notice if Distributor is in default of any of its obligations under Sections 2, 6, 8, 10 and 11 of this Agreement pertaining to the license grant, payment of fees, use of ZTI's trade-marks, trade name, corporate name and logos, and confidentiality of information, respectively.

(c) Either party may terminate this Agreement immediately upon written notice to the other party if:

         (i) the other party ceases to conduct business in the normal course;

         (ii)     the other party becomes insolvent;

         (iii) the other party becomes bankrupt (or the equivalent status under the laws of any jurisdiction in which the Distributor is located);

         (iv) the other party makes any assignment for the benefit of creditors;

         (v) proceedings are instituted by or against the other party seeking relief, reorganization or rearrangement under any laws relating to insolvency;

         (vi) a receiver, liquidator or trustee is appointed in respect of any property or assets of the other party; or

         (vii) an order is made for the liquidation, dissolution or winding up of the other party.

17.      EFFECT OF TERMINATION

         Termination of this Agreement for any reason shall terminate all further rights and obligations of ZTI and Distributor hereunder. Notwithstanding the foregoing, the parties agree that:

         (i) upon such termination, Distributor shall promptly return to ZTI any Products in its possession or in its Sub-Distributors' possession, and any and all copies or portions thereof, and all proprietary or confidential materials furnished to Distributor by ZTI hereunder, and Distributor shall certify in writing to ZTI within thirty (30) days of the date of termination that it has compiled with this clause (i);

         (ii) ZTI Software License Agreements with Customers shall survive such termination unless terminated in accordance with the provisions therein;

         (iii) the indemnification and confidentiality provisions of this Agreement shall survive such termination;

         (iv) following such termination, Distributor shall not be relieved of its then accrued payment obligations (including minimum payment obligations prorated to the date of the termination) whether or not invoiced by ZTI;

         (v) following such termination, ZTI and Distributor shall continue to fulfill their maintenance and support obligations set forth in Exhibit C in respect of Product provided to Customers to whom Distributor and its Sub-Distributors have outstanding maintenance and support obligations at the date of such termination;

         (vi) after such termination, Distributor and its Sub-Distributors shall not enter into any further agreements with Customers for additional maintenance and support of the Products, nor shall Distributor and its Sub-Distributors have the right to renew any maintenance and support agreements, and Distributor and its Sub-Distributors shall cease to receive any further payments for maintenance and support; and

         (vii) upon such termination, all agreements between Distributor and its Sub-Distributors for the marketing and distribution of Products shall be terminated, but Distributor shall ensure that its Sub-Distributors shall continue to fulfill their maintenance and support obligations in respect of Products provided to Customers to whom the Sub-Distributors have outstanding maintenance and support obligations at the date of such termination.

18.      GOVERNMENTAL APPROVALS

         In the event that this Agreement and the consummation of the transactions contemplated herein require the consent of any official government body in the Territory or Canada, Distributor shall use its best efforts to obtain the approval of any such body in the Territory, and ZTI shall use its best efforts to obtain the approval of any such body in Canada. Each party shall notify the other party promptly of any such consent requirement. In the event of failure to obtain any such consent, this Agreement shall be treated as never having had any legal force, except that each party hereby agrees that it shall, in that event, bear the expense and obligations which it has taken in relation thereto.

19.      INDEPENDENT CONTRACTORS

         Neither the making of this Agreement nor the performance of its provisions shall be construed to constitute either of the parties hereto as an agent, employee, partner, joint venturer, or legal representative of the other. All persons employed by either party shall be deemed to be employees of such party only.

         As a licensee of ZTI, Distributor shall at all times be deemed to be an independent contractor, and Distributor shall have no right or authority to assume or create any obligation or responsibility, or make any warranties in respect of the Products which extend or are inconsistent with those provided herein by ZTI, whether express or implied, on behalf of or in the name of ZTI.

20.      FORCE MAJEURE

         Neither ZTI nor Distributor shall be liable for damages for any delay or failure of delivery arising out of causes beyond their reasonable control and without their fault or negligence, including but not limited to acts of civil or military authority, fires, riots, wars, or embargoes.

21.      ENTIRE AGREEMENT

         This Agreement and the exhibits attached hereto, set forth the entire agreement of the parties with respect to the subject matter contained herein, and no oral or written statement or representations not contained herein shall have any force or effect. This Agreement may be modified only by a writing subscribed to by both parties. The terms and conditions of any Distributor purchase order shall be null and void to the extent they vary or add to, or otherwise conflict with, the terms and conditions of this Agreement..

22.      SEVERABILITY

         If any term of this Agreement is found to be invalid, illegal or unenforceable, in whole or in part, by a body of competent jurisdiction, that term shall be deemed severed from this Agreement to the extent of such invalidity, illegality or unenforceability, and such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other term of the Agreement.

23.      ASSIGNMENT

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Distributor shall not assign this Agreement without the prior written consent of ZTI.

24.      NO WAIVER

         The failure of a party to insist upon strict adherence to any item of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right hereafter to insist upon strict adherence to that term or any other term of this Agreement.

25.      CAPACITY AND AUTHORITY TO CONTRACT

         ZTI and Distributor each represents and warrants to the other that it has the full right, power and authority to enter into and carry out this Agreement and has been and is on the date of this Agreement duly authorized by all necessary and appropriate corporate or other action to execute this Agreement.

26.      INJUNCTIVE RELIEF

         Distributor acknowledges that the breach by it of this Agreement may give rise to irreparable injury to ZTI, inadequately compensable in damages. Accordingly, Distributor agrees that ZTI shall be entitled to obtain injunctive relief against the breach or threatened breach of this Agreement, in addition to any other legal remedies which may be available to it.

27.      ELECTION OF REMEDIES

         The remedies accorded herein to ZTI and Distributor are cumulative and in addition to those provided by law, and may be exercised separately, concurrently, or successively.

28.      HEADINGS

         The headings of this Agreement are solely for convenience of reference and shall not have any effect upon its interpretation.

29.      GOVERNING LAW

(a) This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada and the laws of Canada applicable therein, other than rules governing conflict of law. The courts of the Province of Ontario shall have jurisdiction to entertain any legal proceedings arising under this Agreement. The parties hereby submit to the jurisdiction of the courts of the Province of Ontario, providing that nothing herein contained shall prevent ZTI from proceeding, at its election, against Distributor in any other jurisdiction under the laws of that jurisdiction.

(b) The parties agree that the UN Convention on Contracts for the International Sale of Goods (Vienna, 1980) shall not apply to this Agreement nor to any dispute or transaction arising out of this Agreement.

30.      NOTICES

(a) All notices and other information to be given by one of the parties to the other shall be deemed sufficiently given when forwarded by facsimile to the other party at the following addresses and facsimile numbers, as applicable:

         If to ZTI:                         Zim Technologies International Inc.
                                            20 Colonnade Road, Suite 200
                                            Nepean, Ontario, Canada
                                            K2E 7M6

                                           Attn: Blake Batson, President

                                            Tel:     (613) 727-1397
                                            Fax:     (613) 727-9868

         If to Distributor:                 IGM / SP
                                            ------------------------------------
                                            Postbus 92, Usselstein 3400AB
                                            ------------------------------------
                                            Netherlands
                                            -----------------------------

                                            -----------------------------

                                            Attn: Niek Mollers
                                                  ----------------------

                                            Tel:  31-30-68809-88
                                                  -----------------------
                                            Fax:  31-30-68809-66
                                                  ------------------------


 (b) Any notice of change of address by a party shall be effective only upon receipt of a notice provided to the other party in accordance with the provisions of clause (a) above.

31.      TIME

         Time shall be of the essence in this Agreement.


IN WITNESS THEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year written on the first page hereof.


ZIM TECHNOLOGIES INTERNATIONAL INC.
                                             -----------------------------------
                                             (Distributor)

Signature:                                   Signature:
          -----------------------------                -------------------------

Name: (PRINT)                                Name: (PRINT)
             --------------------------                   ----------------------

Title:                                       Title:
      ---------------------------------            -----------------------------